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                                 EXHIBIT 16 (5)

[ING LOGO]


AMERICAS

US Legal Services



LINDA E. SENKER
COUNSEL
(610) 425-3400
FAX: (610) 425-3520


April 5, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Attention: Filing Desk

RE:    ING Insurance Company of America (formerly Aetna Insurance Company of
       America)
       Post-Effective Amendment No. 11 to Registration Statement on Form S-2 Prospectus Title: ING Multi-Rate Annuity
       File Nos.: 33-63657

Dear Sir or Madam:

As Counsel to ING Insurance Company of America (the "Company"), I have represented the Company in connection with the ING Multi-Rate Annuity (the "Annuity") and the Form S-2 Registration Statement relating to such Annuity.

In connection with this opinion, I have reviewed Post-Effective Amendment No. 11 to the Registration Statement on Form S-2 relating to such Annuity, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.




1475 Dunwoody Drive                      ING North America Insurance Corporation
West Chester, PA  19380

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I further consent to the use of this opinion as an exhibit to Post-Effective
Amendment No. 11 to the Registration Statement.


Very truly yours,


/s/ Linda E. Senker

Linda E. Senker
Counsel